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Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts
FLAG Telecom
Willem Baralt, Group Treasurer
+44 20 7317 0837
irelations@flagtelecom.com

Jane Windsor
+44 20 7317 0813
jwindsor@flagtelecom.com

FLAG TELECOM ELECTS TO REPAY OUTSTANDING DEBT EARLY

London, UK, 28 January 2004, FLAG Telecom, a leading provider of international wholesale network transport and communications services, today announced the early redemption of its remaining outstanding $27.9m debt. These redemptions leave FLAG debt free.

Alex Gersh, CFO, FLAG Telecom, commented: "The early redemption of these Notes will result in interest rate savings of approximately $2.4m over the next two years. The Company's strong cash and balance sheet position were key elements in our decision to redeem these Notes early."

Patrick Gallagher, CEO, FLAG Telecom, said: "FLAG is entering 2004 debt-free, allowing us to push ahead with new strategic initiatives that strengthen our competitive advantage. We continue to perform strongly and have a clear focus on providing the services and reach our customers demand."

About FLAG Telecom

FLAG Telecom, a Reliance group company, has an established customer base of more than 180 leading operators, including all of the top ten international carriers. FLAG owns and manages an extensive optical fibre network spanning four continents and connecting key business markets in Asia, Europe, the Middle East and the USA. FLAG also owns and operates a low latency global MPLS based IP network, which connects most of the world's principal international Internet exchanges. FLAG offers a focused range of global products, including global bandwidth, IP, Internet, Ethernet and Co-location services. In the first international acquisition by Reliance group, FLAG Telecom amalgamated with Reliance Gateway, a subsidiary of Reliance Infocomm, on January 12, 2004. Recent news releases and further information are on FLAG Telecom's website at: www.flagtelecom.com.

About Reliance Infocomm

Reliance Infocomm Ltd., India's largest mobile service provider, is a part of the Reliance group founded by Shri Dhirubhai H. Ambani (1932-2002). Reliance Infocomm has established a pan-India, high-capacity, integrated (wireless and wireline) and convergent (voice, data and video) digital network, to offer services spanning the entire Infocomm value chain—infrastructure, services for enterprises and individuals, applications and consulting. Reliance group is India's largest business house with total revenues in the financial year ended March 2003 of Rs 800 billion (US$16.8 billion), cash profit of over Rs 98 billion (US$2.1 billion), net profit of over Rs 47 billion (US$990 million), market capitalisation Rs 974 billion (US$21.7 billion) and exports of Rs 119 billion (US$2.5 billion).

Forward-looking Statements

        Statements contained in this Press Release that are not historical facts may be "forward-looking" statements as the term is defined in the Private Securities Litigation Reform Act of 1995. To identify these forward-looking statements look for words like "believes", "expects", "may", "will", "should", "seeks", "intends", "plans", "projects", "estimates", or "anticipates" and similar words and phrases. These, and all forward-looking statements, are based on current expectations and necessarily are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors which include, but are not limited to, our ability to achieve our objectives, to maintain a strong cash and balance sheet position, and to successfully initiate new strategic initiatives. More detailed information about these risks is contained in our Quarterly Report on Form 10-Q for the period ended September 30, 2003 filed with the Securities and Exchange Commission. We caution readers not to rely on forward-looking statements, and we disclaim any intent or obligation to update these forward-looking statements.

www.flagtelecom.com

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  Exhibit 99.1
FLAG TELECOM ELECTS TO REPAY OUTSTANDING DEBT EARLY